UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

                       FORM 8-A

  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) OR (g) OF THE
           SECURITIES EXCHANGE ACT OF 1934

              KLEIN RETAIL CENTERS, INC.
(Exact name of registrant as specified in its charter)

     Delaware                           30-0513839
(State of incorporation                (I.R.S. Employer
or organization)                      Identification No.)

           330 Intertech Parkway, 3rd Floor
                Angola, Indiana 46703
                     517/278-3050
       (Address of principal executive offices)

Securities to be Registered Under
Section 12(b) of the Act:              None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box

Securities Act registration statement file number to which this form relates: 333-157962

Securities to be registered pursuant to Section 12(g)
of the Act:     					Common Stock,
                                                        $.0001 Par Value
                                                        (Title of Class)


      INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     This information is incorporated by reference from the registrant's filing of January 1, 2011 filed on Form S-11 pursuant to the Securities Act of 1933,file no. 333-157962 described on page 50 and throughout that document.

Item 2.   Exhibits.

1.01    Dealer Manager Agreement (filed on October 9, 2009 superceded on January 11, 2011)
1.02    Soliciting Dealer Agreement (filed October 9, 2009)

3.1     Certificate of Incorporation (filed March 13, 2009)
3.2     By-laws (filed March 13, 2009)
3.2.1   Amended By-laws (filed October 9, 2009)

4.1     Underwriters Warrant Agreement  (filed on October 9, 2009
             superceded on January 11, 2011)

5.0     Opinion of Counsel on legality of securities being registered
		(filed July 29, 2010)

10.1.1  Mitchell, South Dakota Agreement for acquisition of shadow retail center (filed September 8, 2010)
10.1.2  Joplin, Missouri Agreement for acquisition of shadow retail
		center (filed September 8, 2010)
10.1.3  Jackson, Missouri Agreement for acquisition of shadow retail center (filed September 8, 2010)
10.1.4  West Baraboo, Wisconsin Agreement for acquisition of shadow retail center (filed September 8, 2010)
10.1.5  Angola, Indiana Agreement for acquisition of shadow retail
		center (filed September 8, 2010)
10.1.6  Lima, Ohio Agreement for acquisition of shadow retail center
             (filed September 8, 2010)
10.1.7  Ocean Springs, Mississippi Agreement for acquisition of shadow retail center (filed September 8, 2010)
10.1.8  Fort Smith, Arkansas Agreement for acquisition of shadow
		retail center (filed September 8, 2010)
10.1.9  Springdale, Arkansas Agreement for acquisition of shadow
		retail center  (filed September 28, 2010)
10.2    Agreement with Midwestern Management (filed October 9, 2009)
10.3    Escrow Agreement (filed October 9, 2009 superceded on January
             11, 2011
10.4    Lakeview Title, LLC report of November 16, 2009 (filed
             December 9, 2009)
10.5    Lock-up Agreement (filed December 9, 2009)
10.6    Managing placement agent agreement for promissory note offering
             (filed July 29, 2010)

21.0    Subsidiaries of Registrant (filed October 9, 2009)
23.1    Consent of Accountants (filed January 11, 2011)
23.2    Consent of Attorney (as part of Exhibit 5.0)
		(filed July 29, 2010)


	                      SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         KLEIN RETAIL CENTERS, INC.


DATE: February 7, 2011                  By /s/  Kenneth Klein,
                                        President